Exhibit 4.2
Cover Page
[Execution Copy]

LAYNE CHRISTENSEN COMPANY
$100,000,000
SENIOR NOTES
MASTER SHELF AGREEMENT
Dated as of July 31, 2003
(As amended by Letter Amendment No. 1 to Master Shelf Agreement dated as of May 15, 2004 and Letter Amendment No. 2 to Master Shelf Agreement dated as of September 28, 2005)

Exhibit 4.2
EXECUTION VERSION
LETTER AMENDMENT NO. 2
TO
MASTER SHELF AGREEMENT
September 28, 2005
Prudential Investment Management, Inc.
The Prudential Insurance Company of America
Pruco Life Insurance Company
Security Life of Denver Insurance Company
American Skandia Life Assurance Corporation
Prudential Retirement Insurance and Annuity Company
Time Insurance Company (f/k/a Fortis Insurance Company)
American Memorial Life Insurance Company
Physicians Mutual Insurance Company
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201
Ladies and Gentlemen:
     We refer to the Master Shelf Agreement dated as of July 31, 2003 and amended by Letter Amendment No. 1 to Master Shelf Agreement dated May 15, 2004 (as amended, the “Agreement”) among Layne Christensen Company (the “Company”), Prudential Investment Management, Inc., The Prudential Insurance Company of America, Pruco Life Insurance Company, Security Life of Denver Insurance Company, American Skandia Life Assurance Corporation, Prudential Retirement Insurance and Annuity Company, Time Insurance Company (f/k/a Fortis Insurance Company), American Memorial Life Insurance Company and Physicians Mutual Insurance Company pursuant to which the Company has issued and the Purchasers have purchased (i) Series A Notes of the Company in the aggregate principal amount of $40,000,000 and (ii) Series B Notes of the Company in the aggregate principal amount of $20,000,000. The Facility provided for in the Agreement expires on the date hereof and there is no Available Facility Amount remaining under the Agreement. Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.
     The Company desires to (i) increase the amount of the Notes available to be issued under the Agreement to an aggregate principal amount of $100,000,000 (creating an Available Facility Amount of $40,000,000 as of the date hereof) and (ii) reinstate and extend the Issuance Period under the Agreement to September 15, 2007.
     It is hereby agreed by you and us as follows:

     (a) Paragraph 1. AUTHORIZATION OF ISSUE OF NOTES. Paragraph 1 of the Agreement is amended in full to read as follows:
     “1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its senior promissory notes (the ‘Notes‘) in the aggregate principal amount of $100,000,000, to be dated the date of issue thereof; to mature, in the case of each Note so issued, no more than eight years after the date of original issuance thereof; to have an average life, in the case of each Note so issued, of no more than six years after the date of original issuance thereof; to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to paragraph 2F; and to be substantially in the form of Exhibit A-1 attached hereto. The term ‘Notes’ as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods, and (vi) the same original date of issuance are herein called a ‘Series’ of Notes. Capitalized terms used herein have the meanings specified in paragraph 10.”
     (b) Paragraph 2B. Issuance Period. Paragraph 2B of the Agreement is amended in full to read as follows:
     “2B. Issuance Period. Notes may be issued and sold pursuant to this Agreement until the earlier of (i) September 15, 2007 and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, written notice stating that it elects to terminate the issuance and sale of Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Notes may be issued and sold pursuant to this Agreement is herein called the ‘Issuance Period‘.”
     (c) Paragraph 2I(1). Structuring Fee/Closing Legal Fee. Paragraph 2I(1) of the Agreement is amended in full to read as follows:
     “2I(1). Structuring Fee/Closing Legal Fee. At the time of the execution and delivery of Letter Amendment No. 2 to Master Shelf Agreement by the Company, Prudential and the Purchasers, the Company will pay to Prudential in immediately available funds a fee (herein called the ‘Structuring Fee‘) in the amount of $25,000.”

     (d) Paragraph 3A. Certain Documents. Paragraph 3A of the Agreement is amended as follows:
     (I) by adding the following immediately prior to the period at the end of clause (viii) thereof:
“(provided, that for any Closing Day occurring after the Series A Closing, such Subsidiary Guarantor may certify that there has been no change to any applicable authorization or approval since the date on which it was most recently delivered to such Purchaser under this clause (viii) as an alternative to the further delivery thereof)”;
     (II) by adding the following immediately prior to the period at the end of clause (ix) thereof:
“(provided, that for any Closing Day occurring after the Series A Closing, the Secretary or an Assistant Secretary and one other officer of such Subsidiary Guarantor may certify that there has been no change to the officers of such Subsidiary Guarantor authorized to sign the Subsidiary Guaranty Agreement and other documents to be delivered therewith since the date on which a certificate setting forth the names and true signatures of such officers, as described above, was most recently delivered to such Purchaser under this clause (ix) as an alternative to the further delivery thereof)”; and
     (III) by adding the following immediately prior to the period at the end of clause (x) thereof:
“(provided, that for any Closing Day occurring after the Series A Closing, such Subsidiary Guarantor may certify that there has been no change to any applicable constitutive document since the date on which it was most recently delivered to such Purchaser under this clause (x) as an alternative to the further delivery thereof)”.
     (e) Paragraph 6. NEGATIVE COVENANTS. Paragraph 6 of the Agreement is amended by:
     (I) in Paragraph 6A(1), replacing “2.00 to 1.00” with “1.50 to 1.00”;
     (II) in Paragraph 6A(2), deleting “for any date through January 31, 2005, and 2.75 to 1.00 on any date thereafter”;
     (III) in Paragraph 6A(3), replacing “$64,158,000” with “$71,600,000” and “fiscal year ended January 31, 2004” with “period from August 1, 2005 through January 31, 2006”;

     (IV) in Paragraph 6A, adding the following new paragraph at the end thereof (following paragraph 6A(4) and immediately prior to paragraph 6B):
     “Upon completion of an Acquisition, the Target shall be included in calculations with respect to the covenants contained in the foregoing paragraphs 6A(1) — 6A(4) for periods prior to the completion of such Acquisition on a pro-forma basis in such amounts as may be agreed to by the Company and Prudential. For purposes of this paragraph, ‘Acquisition’ shall mean any acquisition by the Company or any of its Subsidiaries of stock, membership interests, or other equity interests of any other Person or the assets of another Person, and ‘Target’ shall mean the Person whose assets or stock, membership interests, or other equity interests are acquired in an Acquisition.”
     (V) in Paragraph 6B(1), (A) deleting “and” at the end of clause (viii) thereof, (B) replacing “(viii)” with “(x)” in existing clause (ix) thereof, (C) renumbering such existing clause (ix) as clause (xi), and (D) adding the following new clauses (ix) and (x) thereto:
     “(ix) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the Company or any Subsidiary with banks that are parties to the Sharing Agreement, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements;
     (x) Liens securing Hedging Obligations; provided that the Company is in compliance with paragraph 6A(4); and”;
     (VI) in clause (iv) of Paragraph 6B(4), replacing “(c) the Tangible Net Worth” therein with “(c) except with respect to the Reynolds Acquisition, the Tangible Net Worth”;
     (VII) in Paragraph 6B(5), (A) deleting “and” at the end of clause (iii) thereof, (B) renumbering existing clause (iv) thereof as clause (vi), and (C) adding the following new clauses (iv) and (v) thereto:
     “(iv) the Company may Transfer assets to any Subsidiary Guarantor;
     (v) if an Investment permitted pursuant to Paragraph 6B(2) is deemed to constitute a Transfer of assets by the Company or a Subsidiary, the Company or such Subsidiary may make such Transfer; and”;

     (VIII) in Paragraph 6B(8), replacing the proviso at the end thereof with the following:
     “provided that the foregoing shall not apply to: (i) any transaction between the Company and any Wholly Owned Subsidiary or between Wholly Owned Subsidiaries, (ii) Investments in Related Parties permitted under clauses (viii) and (x) of Paragraph 6B(2), (iii) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements and (iv) sales to, or purchases from, any such Related Party of shares of common stock for cash consideration equal to the fair market value thereof (except pursuant to employee stock option, stock appreciation and similar stock-based incentive plans applicable to employees of the Company that have been approved by a majority of the Company’s outside directors)”;
     (IX) in paragraph 6E, replacing the first occurrence of “on the date hereof” with “immediately after giving effect to the Reynolds Acquisition” and replacing “as presently carried on” with “as carried on immediately after giving effect to the Reynolds Acquisition”;
     (X) in paragraph 6F, replacing “on the date hereof” with “on the Amendment No. 2 Effective Date” in the last sentence thereof;
     (XI) in paragraph 6H, adding the following immediately before the period at the end thereof:
     “ provided that this Paragraph 6H shall not apply to the Amendment and Restatement of the Bank Agreement, in the form provided to the Purchasers, on the Amendment No. 2 Effective Date (“the Amended and Restated Bank Agreement”), but, for avoidance of doubt, shall apply to amendments, modifications, supplements, restatements, replacements or changes to the Amended and Restated Bank Agreement”; and
     (XII) adding at the end thereof new paragraphs 6J and 6K to read as follows:
     “6J. Terrorism Sanctions Regulations. The Company will not and will not permit any Subsidiary to (i) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engage in any dealings or transactions with any such Person.
     6K. Commodity Hedging Obligations. The Company shall not, and shall not permit any Subsidiary to, enter into or be bound by any Hedging

Obligations with respect to commodities other than Hedging Obligations by the Company or a Subsidiary Guarantor with respect to PDP Reserves of the Company and its Subsidiaries; provided that the notional volumes for all such Hedging Obligations permitted pursuant to this paragraph 6K shall not at any time exceed 75% of the reasonably anticipated projected production over the following 12-month period from PDP Reserves of the Company and its Subsidiaries. For purposes of this paragraph, “PDP Reserves” shall mean “proved developed producing reserves” as defined by the Board of Directors of the Society for Petroleum Engineers (SPE) Inc.”.
     (f) Paragraph 8. REPRESENTATIONS, COVENANTS AND WARRANTIES. Paragraph 8T of the Agreement is amended in full to read as follows:
     “8T. Foreign Assets Control Regulations, Etc. (i) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.
     (ii) Neither the Company nor any Subsidiary (a) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.
     (iii) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.”
     (g) Paragraph 10B. Other Terms. Paragraph 10B of the Agreement is amended to:
     (I) add the following definitions of “Amendment No. 2 Effective Date”, “Anti-Terrorism Order”, “Reynolds Acquisition” and “USA Patriot Act” in alphabetical order:
     “‘Amendment No. 2 Effective Date’ shall mean September 28, 2005.

     ‘Anti-Terrorism Order’ shall mean Executive Order No. 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.
     ‘Hedging Obligations’ shall mean, with respect to any Person, any obligations of such Person to any other Person (for purposes of this definition, the “applicable counterparty”) under an agreement or agreements between such Person and such applicable counterparty under which the exposure of such Person to fluctuations in interest rates or foreign exchange or energy costs or raw material costs or similar items are effectively limited, whether in the form of one or more rate cap, interest rate cap, collar, or corridor agreements, interest rate swaps, swaps, or the like, or options therefor.
     ‘Reynolds Acquisition’ shall mean the transactions contemplated under that certain Agreement and Plan of Merger, dated as of August 30, 2005, by and among the Company, Layne Merger Sub 1, Inc., an Indiana corporation and a wholly-owned subsidiary of the Company, Reynolds, Inc., an Indiana corporation, and the stockholders of Reynolds listed on the signature pages thereto, together with all documents, agreements, and certificates executed or delivered in connection therewith from time to time.
     ‘USA Patriot Act’ shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.”;
     (II) amend the following definition of “Default Rate” in full to read as follows:
     “‘Default Rate’ shall mean, for any Note at any time upon the occurrence of an Event of Default and until such Event of Default has been cured or waived in writing, a rate of interest per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law and (ii) the greater of (a) 2% over the coupon rate for such Note in effect immediately prior to such Event of Default and (b) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association from time to time in New York City as its Prime Rate.”;

     (III) amend the definition of “EBITDA” by adding, at the end thereof, the following:
     “In addition, for purposes of the calculations with respect to the EBITDA of the Company under this Agreement, the following amounts will be added to EBITDA: (i) for the Company’s fiscal quarter ending October 31, 2005, $16,500,000, (ii) for the Company’s fiscal quarter ending January 31, 2006, $12,375,000, (iii) for the Company’s fiscal quarter ending April 30, 2006, $8,250,000, and (iv) for the Company’s fiscal quarter ending July 31, 2006, $4,125,000”;
     (IV) amend the definition of “Fixed Charges” in full to read as follows:
     “‘Fixed Charges’ shall mean, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (i) Rental Expense, (ii) Interest Expense, (iii) all dividends, distributions and redemptions with respect to any equity interests in the Company made in such period and (iv) any principal payments made on the Notes in such period”; and
     (V) amend the definition of “Priority Debt” in full to read in full as follows:
     “‘Priority Debt’ shall mean, at any time, the sum (without duplication) of (i) Indebtedness of the Company secured by Liens (except Liens permitted by paragraph 6B(1)(viii); plus (ii) all Indebtedness of Subsidiaries (excluding trade payables) or preferred stock of Subsidiaries owed to (or, in the case of preferred stock, owned by) any Person (other than Indebtedness secured by Liens permitted by paragraph 6B(1)(viii)) other than the Company or a Subsidiary Guarantor; provided that Priority Debt shall not include (a) Indebtedness represented by the Subsidiary Guarantees or guarantees of, or other direct or indirect obligations or liabilities of Subsidiaries under, or in respect of, the Bank Agreement provided that the parties to the Bank Agreement are subject to the Sharing Agreement or (b) unsecured Hedging Obligations of Subsidiaries; plus (iii) all preferred stock of the Company or other capital stock of the Company with any redemption rights.”.
     (h) Cover Page. The Cover Page attached to the Agreement is replaced in its entirety by the Cover Page attached to this Letter Amendment No. 2 to Master Shelf Agreement (this “Letter Amendment”).
     (i) Form of Note. The Form of Note (Exhibit A-1) attached to the Agreement is replaced in its entirety by the Form of Note attached to this Letter Amendment.
     (j) Form of Request for Purchase. The Form of Request for Purchase (Exhibit B) attached to the Agreement is replaced in its entirety by the Form of Request for Purchase attached to this Letter Amendment.

     (k) Form of Confirmation of Acceptance. The Form of Confirmation of Acceptance (Exhibit C) attached to the Agreement is replaced in its entirety by the Form of Confirmation of Acceptance attached to this Letter Amendment.
     (l) Form of Written Funding Instructions. The Form of Written Funding Instructions (Exhibit E) attached to the Agreement is replaced in its entirety by the Form of Written Funding Instructions attached to this Letter Amendment.
     The effectiveness of this Letter Amendment is contingent on the Company providing Prudential and the Purchasers:
(i)	duly executed counterparts of this Letter Amendment;

(ii)	satisfactory written evidence of the consent to the execution and delivery of this Letter Amendment of the Subsidiary Guarantors;

(iii)	satisfactory written evidence of the consent to the execution and delivery of this Letter Amendment and the issuance of Notes under the Agreement of the Company’s senior lenders under the Bank Agreement;

(iv)	paying, as instructed by Prudential, in immediately available funds a structuring fee in the amount of $25,000;

(v)	a resolution of its Board of Directors approving this Letter Amendment;

(vi)	executed originals of the Amended and Restated Sharing Agreement; and

(vii)	all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the amendments to the Agreement herein contained.
     On and after the effective date of this Letter Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import referring to the Agreement, and each reference in the Notes to “the Agreement”, “thereunder”, “thereof”, or words of like import referring to the Agreement, shall mean the Agreement as amended by this Letter Amendment. The Agreement, as amended by this Letter Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.
     This Letter Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

     If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least a counterpart of this Letter Amendment to Layne Christensen Company, 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205, Attention: Vice President — Finance and Treasurer. This Letter Amendment shall become effective as of the date first above written when and if counterparts of this Letter Amendment shall have been executed by us and you and the consent attached hereto shall have been executed by each of the Subsidiary Guarantors.

Very truly yours, LAYNE CHRISTENSEN COMPANY
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

Agreed as of the date first above written:

PRUDENTIAL INVESTMENT MANAGEMENT, INC.
By:	/s/ Brian Lemons
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:	/s/ Brian Lemons
Vice President
PRUCO LIFE INSURANCE COMPANY

By:	/s/ Brian Lemons
Vice President
SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Brian Lemons
Vice President

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Brian Lemons
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Brian Lemons
Vice President

TIME INSURANCE COMPANY
(F/K/A FORTIS INSURANCE COMPANY)

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Brian Lemons
Vice President

AMERICAN MEMORIAL LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Brian Lemons
Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Brian Lemons
Vice President

CONSENT
          The undersigned, as Guarantors under the Subsidiary Guaranty Agreement dated as of July 31, 2003 (the “Guaranty”) in favor of the holders from time to time of the Notes issued pursuant to the Agreement referred to in the foregoing Letter Amendment, hereby consent to said Letter Amendment (including, specifically the $40 million increase in the Available Facility Amount) and hereby confirm and agree that the Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of, said Letter Amendment, all references in the Guaranty to the Agreement, “thereunder”, “thereof”, or words of like import referring to the Agreement shall mean the Agreement as amended by said Letter Amendment.

BOYLES BROS. DRILLING COMPANY, a Utah corporation
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

CHRISTENSEN BOYLES CORPORATION, a Delaware corporation

By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

INTERNATIONAL DIRECTIONAL SERVICES, L.L.C., a Delaware limited liability company

By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE TEXAS, INCORPORATED, a Delaware corporation
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

MID-CONTINENT DRILLING COMPANY, a Delaware corporation

By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

SHAWNEE OIL & GAS, L.L.C., a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

STAMM-SCHEELE INCORPORATED, a Louisiana corporation
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

TOLEDO OIL & GAS SERVICES, INC., a Louisiana corporation
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

VIBRATION TECHNOLOGY, INC., a Delaware corporation
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE DRILLING PTY LTD., an Australian company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Director

LAYNE CHRISTENSEN AUSTRALIA PTY LTD., an Australian company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Director

STANLEY MINING SERVICES PTY LTD., an Australian company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Director

SMS HOLDINGS PTY LTD., an Australian company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Director

WEST AFRICAN HOLDINGS PTY LTD., an Australian company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Director

WEST AFRICAN DRILLING SERVICES PTY LTD., an Australian company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Director

WEST AFRICAN DRILLING SERVICES PTY (NO. 2) LTD., an Australian company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Director

LAYNE ENERGY, INC., a Delaware corporation
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY CHERRYVALE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY CHERRYVALE PIPELINE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY DAWSON, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY DAWSON PIPELINE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY ILLINOIS, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY ILLINOIS PIPELINE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY MARKETING, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY OPERATING, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY OSAGE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY PIPELINE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY PRODUCTION, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY RESOURCES, INC., a Delaware corporation
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY SYCAMORE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY SYCAMORE PIPELINE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE WATER DEVELOPMENT AND STORAGE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

CHERRYVALE PIPELINE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President